UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 26, 2011
Date of Report (date of Earliest Event Reported)
Aura Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
1310 East Grand Ave. El Segundo, California 90245
(Address of principal executive offices and zip code)
310 643-5300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

[Missing Graphic Reference]

Item 1.01                      Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements.

On September 26, 2011, a Securities Purchase Agreement (the “Purchase Agreement”) was entered into by and among Aura Systems Inc. (“Company,” “we,” “our,” or “us”) and institutional investors (the “Buyers”). Simultaneously with the execution and delivery of the Purchase Agreement, we sold to each of the Buyers a Note (defined below) and Warrants (defined below).

MDB Capital, LLC served as the sole placement agent for the Company in connection with the transactions contemplated by the Purchase Agreement.

 The securities we offered were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Description of the Note

Pursuant to the terms of the Purchase Agreement, we sold to the Buyers senior secured convertible notes in the aggregate original principal amount of $ 3,675,000 (the “Notes”), and each of the Notes is convertible into shares of our common stock. The aggregate purchase price of the Notes was $3,500,000. Each Note is not interest bearing, unless we are in default, in which case the Notes carry an interest rate of 13% per annum.

Each Note is convertible into shares of common stock at an conversion price of $0.75 per share, provided that if we make certain dilutive issuances, the conversion price of each Note will be lowered to the per share price for the dilutive issuances.  We are required to repay each Note in 12 equal installments commencing in March 2012, either in cash or, subject to the satisfaction of certain equity conditions, in shares of our common stock, or a combination of cash and common stock.  If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use our shares 23 trading days prior to the installment payment date, and the value of our shares will be equal to 85% of the average bid closing prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”).  If we choose to make an installment payment in shares of our common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to each Note holder 20 trading days prior to the applicable installment date based on the value of our shares equal to 85% of the 20 day average of the closing bid prices of our common stock during the 20 trading day period prior to delivery of the Pre-Installment Shares.  On the applicable installment date, to the extent we owe each Buyer additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue to each Buyer additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

If an event of default occurs under a Note, we must redeem such Note in cash at the greater of 120% of the unconverted principal amount or 120% of the greatest equity value of the shares of common stock underlying such Note from the date of the default until the redemption is completed.

The conversion price of each Note is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of each Note may be limited if, upon conversion, the holder thereof or any of its affiliates would beneficially own more than 4.9% of our common stock.

In the event that a firm commitment public offering of our securities of no less than $15,000,000 is consummated within 6 months of the closing, each Buyer is required to purchase securities sold in such public offering using their Note as payment of the purchase price thereof.  If such a public offering does not occur within 6 months of the closing, we have the right, subject to satisfaction of certain equity conditions, to pay the remaining balance then outstanding of all Notes in full.   If each Buyer is required to so purchase securities in such public offering, the purchase price therefor will be equal to the lower of a 30% discount to the offering price or $0.75 per share or unit (as applicable).

Description of Warrants

Pursuant to the terms of the Purchase Agreement, we also agreed to issue to each of the Buyers warrants (“Warrants”) to acquire up to 4,900,000 shares of our common stock in the aggregate.  The Warrants have a term of five years and an exercise price of $1.00 per share.

If we make certain dilutive issuances, the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  If and when the Warrants are exercised we will receive $4,900,000.00 in aggregate proceeds, subject to adjustment if the exercise price is lowered in connection with a dilutive issuance.

To the extent we enter into a fundamental transaction (as defined in the Warrants and which includes, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Warrants from the Buyer at its Black-Scholes value.

The exercise price of the Warrants is also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 4.9% of our common stock.

Security Agreement

We entered into a security agreement (“Security Agreement”) with the Buyers pursuant to which we granted the Buyers a security interest in all of our assets, other than our patents and other intellectual property.

Registration Rights Agreement

We entered into a registration rights agreement (“Registration Rights Agreement”) with each of the Buyers pursuant to which we agreed to register the resale of 133% of the shares of common stock underlying the Notes and the Warrants. We agreed to file a registration statement no later than November 30, 2011. To the extent we fail to file the registration statement on a timely basis or if the registration statement is not declared effective by the agreed upon effectiveness deadline, we agreed to make certain payments to each of the Buyers.

Shareholder Approval; Other Covenants in Purchase Agreement

In the Purchase Agreement, we have agreed to, among other things, (i) not issue more than $2,000,000 worth of units consisting of our common stock and warrants to purchase our common stock until 10 trading days after the registration statement referred to above becomes effective, (ii) not to enter into a variable rate transaction at any time while the Note or Warrants are outstanding, (iii) for a period of one year from the date of the Purchase Agreement to allow each of the Buyers to participate in future financing transactions; and (iv) to hold a shareholder meeting by October 27, 2011, to approve (A) permitting amending our certificate of incorporation to authorize 150,000,000 shares of common stock; and (E) authorizing up to a 1 for 10 reverse stock split of our common stock.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Note and Warrants were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Buyers represented that it was an “accredited investor” as defined in Regulation D.

Important Notice regarding the Transaction Documents

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement attached hereto as exhibits and incorporated herein by reference.

The Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Security Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 9.01                      Financial Statement and Exhibits.

(d)	Exhibits.
	4.1	Form of Senior Secured Convertible Note

	4.2	Form of Warrant

	10.1	Securities Purchase Agreement by and among Aura Systems, Inc. and each of the Buyers

	10.2	Form of Registration Rights Agreement by and among Aura Systems, Inc. and each of the Buyers

	10.3	Form of Security Agreement by and among Aura Systems, Inc. and each of the Buyers

	10.4	Form of Guarantee

	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.
Date: September 26, 2011	By:	/s/ Melvin Gagerman
		Name:	Melvin Gagerman
		Title:	Chief Executive Officer